Exhibit 4.1

WARRANT AGREEMENT

AGREEMENT, dated as of this 24th day of May, 2002, by and among INTRAWARE, INC., a Delaware corporation (the “Company”), and COMMONWEALTH ASSOCIATES, L. P., a New York limited partnership (the “Placement Agent”).

W I T N E S S E T H

WHEREAS, in connection with a private placement (the “Placement”) of up to 60 units (“Units”), each Unit consisting of (i) 100,000 shares of Common Stock (the “Shares”), and (ii) four-year warrants to purchase 20,000 shares of Common Stock (the “Warrants”), each Warrant exercisable to purchase one share of the Company’s Common Stock

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

                SECTION 1.         DEFINITIONS.  As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)           “Common Stock” shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 250,000,000 authorized shares of Common Stock.

(b)           “Corporate Office” shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered, which office is located at 25 Orinda Way, Orinda California 94563.

(c)           “Exercise Date” shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the certificate representing such Warrant (the “Warrant Certificate”), with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) if payment is to be made in cash, cash or an official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price.

(d)           “Exercise Price” shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $1.19, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof and subject further to the Company’s right to reduce the Exercise Price upon notice to all Registered Holders.

(e)           “Initial Warrant Exercise Date” shall mean May 24, 2002.

(f)            “Registered Holder” shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

(g)           “Transfer Agent” shall mean Computershare Trust Company of Canada, or its authorized successor, as such.

(h)           “Warrant Agent” shall mean the Company, or its authorized successor, as such.

(i)            “Warrant Expiration Date” shall mean 5:00 P.M.  (New York time) on May 24, 2006; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M.  (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.  Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

(j)            “Warrant Shares” shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

                SECTION 2.         WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

(a)           A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

(b)           From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 120,000 shares of Common Stock, subject to adjustment as described in Section 8 hereof, upon the exercise of Warrants in accordance with this Agreement.

(c)           From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect (a) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (b) other modifications approved in accordance with Section 16 hereof.

                SECTION 3.         FORM AND EXECUTION OF WARRANT CERTIFICATES.

(a)           The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.  The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form.  Warrants shall be numbered serially with the letters P02W.

(b)           Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by its Chief Financial Officer, Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon.  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.  After execution by the Company, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder.

                SECTION 4.         EXERCISE.

(a)           Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date.  Within three (3) business days after the Exercise Date, the Warrant Agent shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder). Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

(b)           The Registered Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section (4)(b), by surrendering the Warrant Certificate at the principal office of the Company or at the office of its stock transfer agent, accompanied by an irrevocable notice stating such Registered Holder’s intent to effect such exchange, the number of Warrant Shares to be exchanged and the date of the notice of such intent to exchange (the “Notice of Exchange”).  The Registered Holder may send a Notice of Exchange to the Company prior to the Initial Warrant Exercise

Date. The Warrant Exchange shall take place on the later of (i) the date the Notice of Exchange is received by the Company or (ii) the Initial Warrant Exercise Date (the “Exchange Date”).  Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Registered Holder as soon as is reasonably practicable following the Exchange Date.  In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Registered Holder in its Notice of Exchange (the “Total Number”) less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock.  Current market value shall have the meaning set forth Section 10 hereof, except that for purposes hereof, it shall mean the highest price for the five days immediately preceding the date of the Notice of Exchange.

                SECTION 5.         RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

(a)           The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

(b)           The Company will use reasonable efforts to obtain appropriate approvals or registrations under state “blue sky” securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.  With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

(c)           The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

(d)           The Warrant Agent is hereby irrevocably authorized to requisition the Company’s Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

                SECTION 6.         EXCHANGE AND REGISTRATION OF TRANSFER. Subject to the restrictions on transfer contained in the Warrant Certificates and the Subscription Agreements between the Company and the purchasers of Units:

(a)           Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

(b)           The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice.  Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

(c)           With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

(d)           The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

(e)           All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation of the Warrant Agent, or disposed of or destroyed, at the direction of the Company.

(f)            Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                SECTION 7.         LOSS OR MUTILATION.  Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants.  Applicants for a substitute Warrant

Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

                SECTION 8.         ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Adjustment for Dividends in Other Stock and Property; Reclassifications.  In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of the Warrants) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

(1)   other or additional stock or other securities or property (other than cash) by way of dividend,

(2)   any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

(3)   other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (x) additional shares of Common Stock or any other stock or securities into which such Common Stock shall have been changed, (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities or (z) any Stock Purchase Rights, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Section 8(c),  8(d) or 8(e) ), then and in each such case the holder of a Warrant (each such holder, a “Holder”), upon the exercise hereof as provided in Section 4 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such Holder would hold on the date of such exercise if on the Initial Warrant Exercise Date Holder had been the holder of record of the number of shares of Common Stock called for on the face of its Warrant, as adjusted in accordance with Section 8 hereof, and had thereafter, during the period from the Initial Warrant Exercise Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 8(a) and 8(b).

(b)           Adjustment for Reorganization, Consolidation and Merger.  In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of the Warrants) after the Initial Warrant Exercise Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity, then and in each such case Holder, upon the exercise of its Warrant as provided in Section 4 hereof at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of its Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if Holder had exercised its Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 8(a), 8(b), 8(c),  8(d) and 8(e); in each such case, the terms of the Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of such Warrant after such consummation.

(c)           Sale of Shares Below Exercise Price.

(1)   If at any time or from time to time during the twelve-month period immediately following the Initial Warrant Exercise Date , the Company  issues or sells, or is deemed by the express provisions of this Section 8(c) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 8(d) and other than upon a subdivision or combination of shares of Common Stock as provided in Section 8(e), for an Effective Price (as hereinafter defined) less than the Exercise Price or, if an adjustment in the Exercise Price has theretofore been made, then less than the existing Exercise Price, then and in each such case

A)   the Holder of a Warrant shall be entitled to receive, in lieu of the number of shares theretofore receivable upon the exercise of such Warrant, a number of shares of Common Stock determined by  (i) dividing the original Exercise Price by the Exercise Price as adjusted as a result of such issue or sale (as provided below), and (ii) multiplying the resulting quotient by the number of shares of Common Stock called for on the face of such Warrant, as adjusted in accordance with Section 8 hereof; and

B)    the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, as follows: the Exercise Price shall be reduced to a price determined by multiplying that Exercise Price by a fraction (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price, plus (c) the number of shares of Common Stock into which all outstanding shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred”) are convertible at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock into which all outstanding shares of Series B Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred”) are convertible at the close of business on the date next preceding the date of such issue or sale, plus (e) the number of shares of Common Stock for which all warrants issued concurrently with the Series

B Preferred (the “Series B Warrants”) and all other warrants outstanding as of the Initial Warrant Exercise Date that are exercisable for shares of Common Stock are exercisable at the Exercise Price in effect at the close of business on the date next preceding the date of such issue or sale, plus (f) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (a) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (b) the number of shares of Common Stock into which all outstanding shares of Series B Preferred of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus (c) the number of shares of Common Stock into which all outstanding shares of all Series A Preferred of the Company are convertible at the close of business on the date next preceding the date of such issue or sale, plus (d) the number of shares of Common Stock for which all Series B Warrants and all other warrants outstanding on the Initial Warrant Exercise Date that are exercisable for shares of Common Stock are exercisable at the Exercise Price in effect at the close of business on the date next preceding the date of such issue or sale, plus (e) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale.

(2)   For the purpose of making any adjustment required under this Section 8(c), the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

(3)   For the purpose of the adjustment required under this Section 8(c), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the Exercise Price then in effect, then in each case the Company  shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company  upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof.  No further adjustment of the Exercise Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities.  If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company  upon such exercise, plus the consideration, if any, actually received by the Company  for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company  (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

(4)   For the purpose of the adjustment required under this Section 8(c), if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Exercise Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company  upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities.  No further adjustment of the Exercise Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities.  The provisions of paragraph (3) above for the readjustment of the Exercise Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

(5)   “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company  on or after the Initial Warrant Exercise Date, whether or not subsequently reacquired or retired by the Company other than (i) shares of Common Stock issued upon conversion of the Series A Preferred and the Series B Preferred in accordance with the Company’s certificate of incorporation, (ii) shares of Common Stock issuable upon exercise of the Warrants, the Series B Warrants, the warrants issued by the Company in April, 2001 (the “April 2001 Warrants”) and the warrants issued by the Company on August 31, 2001 (the “August 2001 Warrants”) (iii) shares of Common Stock issuable upon exercise of warrants to purchase Common Stock issued and outstanding as of the Initial Warrant Exercise Date (provided that the exercise price and other terms of such warrants are not modified after the Initial Warrant Exercise Date to adjust the exercise price), (iv) shares of Common Stock issued to individuals who are or were employees or directors of or consultants and advisors to the Company or any subsidiary pursuant to stock purchases or stock option plans or other arrangements approved by the compensation committee of the Board or pursuant to guidelines approved by the compensation committee of the Board and not vetoed by the Director designated by the holders of the Series B Preferred, (v) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint ventures and other similar transactions approved by the Board (provided the primary purpose of such transaction is not to raise capital) and (vi) shares of Common Stock issued pursuant to any event for which adjustment is made to the conversion price under the anti-dilution provisions provided for in Section 3(d) of the Company’s certificate of designations for the Series B Preferred (the “Series B Designation”), or to the Exercise Price under the anti-dilution provisions under this Section 8, Section 4 of the  April 2001 Warrants, Section 4 of the August 2001 Warrants or Section 4 of the Series B Warrants.  The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 8(c), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this Section 8(c), for such Additional Shares of Common Stock.  “Other Securities” with respect to an issue or sale of Additional Shares of Common Stock shall mean (1) Convertible Securities (other than the Series B Preferred and the Series A Preferred (provided that the terms of the Series A Preferred are not modified after the Initial Warrant Exercise Date to adjust the conversion price thereof), and  (2) the Series B Warrants, the April 2001 Warrants, the August 2001 Warrants and the Warrants); “the number of shares of Common Stock underlying Other Securities” on a particular date shall mean the number of shares of Common

Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date.

(6)   Any reduction in the conversion price of any Convertible Security, whether outstanding on the Initial Warrant Exercise Date or thereafter, or the subscription price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Initial Warrant Exercise Date or thereafter), to an Effective Price less than the then Exercise Price shall be deemed to be an issuance of such Convertible Security and the issuance of all such options, warrants or subscription rights, and the provisions of Section 8(c).(3), (4) and (5) shall apply thereto mutatis mutandis.

(7)   Dilution in Case of Other Stock or Securities.  In case any shares of stock or other securities, other than Common Stock of the Company, shall at the time be receivable upon the exercise of the Warrants, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by the Warrants, then and in each such case the Exercise Price shall forthwith be adjusted, substantially in the manner provided for above in this Section 8(c), so as to protect the Holders of the Warrants against the effect of such dilution.

(8)   Record Date Deemed Date of Issuance.  In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Additional Shares of Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

(9)   No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.  All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(d)           Adjustment for Certain Dividends and Distributions.  If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event

(1)   the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 8(d) as of the time of actual payment of such dividends or distributions; and

(2)   the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, in inverse proportion to the decrease in the Exercise Price thereof.

(e)           Stock Split and Reverse Stock Split.  If the Company at any time or from time to time effects a reverse stock split or subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that stock split or  subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of the Warrants shall be proportionately increased.  If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of the Warrants shall be proportionately decreased.  Each adjustment under this Section 8(e) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split  or combination becomes effective.

(f)            No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against impairment.

(g)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of a Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(h)           Nasdaq Limitation on Adjustments. Under applicable guidelines and policies of the Nasdaq Stock Market, no adjustment in the Exercise Price may be made under this Section 8 if, as a result of such adjustment, the Placement would be deemed to result in the issuance of securities representing more than 19.9% of the Company’s issued and outstanding Common Stock (the “Issuance Limitation”).  Accordingly, if  consummation of an issuance or transaction would result in an adjustment in the exercise price which would exceed the Issuance Limitation, the Company covenants that it will obtain the required stockholder approval to permit the adjustment to the exercise price otherwise called for by this Section 8 prior to consummating the issuance or transaction, or portion thereof, that would trigger the Issuance Limitation. The Company agrees that it will not consummate any such issuance or transaction unless stockholder approval is obtained or the Issuance Limitation is no longer applicable to the Company.

                SECTION 9.         REGISTRATION UNDER THE SECURITIES ACT OF 1933.  The Company agrees to register the Warrant Shares for resale under the Securities Act on the terms and subject to the conditions set forth in the Registration Rights Agreement between the Company and each of the investors in the Placement.

                SECTION 10.       FRACTIONAL WARRANTS AND FRACTIONAL SHARES.  If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares.  With respect to any fraction of a share called for upon any exercise of a Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

(a)           If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on Nasdaq, the current market value shall be the average of the last reported sale prices of the Common Stock on such exchange for the 10 trading days prior to the date of exercise of such Warrant; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day’s market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

(b)           If the Common Stock is listed in the over-the-counter market (other than on Nasdaq) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the 10 trading days prior to the date of the exercise of such Warrant; or

(c)           If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in a reasonable manner by the Board of Directors of the Company.

                SECTION 11.       WARRANT HOLDERS NOT DEEMED STOCKHOLDERS.  No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

                SECTION 12.       RIGHTS OF ACTION.  All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

                SECTION 13.       AGREEMENT OF WARRANT HOLDERS.  Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

(a)           The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

(b)           The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

                SECTION 14.       CANCELLATION OF WARRANT CERTIFICATES.  If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired.  The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

                SECTION 15.       CONCERNING THE WARRANT AGENT.

(a)           The Warrant Agent, if other than the Company, acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

(b)           The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants.  The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request.  The Warrant Agent shall also make available to the Company for inspection by its agents or employees, from time to time as it may request, such original books of accounts and record (including original Warrant Certificates surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent’s office as specified in Section 17, during normal business hours.

(c)           The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same.  It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

(d)           Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, Chief Executive Officer, President, any Vice President, its Secretary, or any Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed).  The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

(e)           The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent’s negligence or wilful misconduct.

(f)            The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent’s own negligence or wilful misconduct), after giving 30 days’ prior written notice to the Company.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company’s expense.  Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing.  If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.  Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company.  After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent.  Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

(g)           Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

(h)           The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                SECTION 16.       MODIFICATION OF AGREEMENT.  The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from an increase in the size of the Placement; (iii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from the conversion of warrants issued to the Placement Agent or its designees in connection with the Placement; or (iv) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Company, the Placement Agent and the holders of at least a majority of the outstanding Warrants except that nothing shall prevent the Company and a Registered Holder from consenting to modifications to this Agreement which affect or are applicable to such Registered Holder only.

                SECTION 17.       NOTICES.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows:  if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 25 Orinda Way, Orinda, California 94563, Attention: John Moss; if to the Warrant Agent, at its Corporate Office and if to the Placement Agent, at 830 Third Avenue, New York, New York 10022, Attention: Carl Kleidman.

                SECTION 18.       GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the Southern District of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

                SECTION 19.       BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates.  Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

                SECTION 20.       TERMINATION.  This Agreement shall terminate on the earlier to occur of (i) the close of business on the second day following the Warrant Expiration Date; or (ii) the date upon which all Warrants have been exercised.

                SECTION 21.       COUNTERPARTS.  This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INTRAWARE, INC.

By:	/s/ Peter H. Jackson
Name: Peter H. Jackson
Title: Chief Executive Officer

COMMONWEALTH ASSOCIATES, L.P.

By:	Commonwealth Associates Management
Company, Inc., its general partner

By:	/s/ Joseph Wynne
Name: Joseph Wynne
Title: Secretary

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No.PO2W May 24, 2002	________ Warrants

VOID AFTER MAY24, 2006

WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

CORPORATION

This certifies that FOR VALUE RECEIVED ________________________  or registered assigns (the “Registered Holder”) is the owner of the number of Warrants (“Warrants”) specified above.  Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of common stock (“Common Stock”) of Intraware, Inc., a Delaware corporation (the “Company”), at any time commencing on the Initial Warrant Exercise Date (as defined in the Warrant Agreement) and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, as warrant agent, or its successor (the “Warrant Agent”), accompanied by payment of an amount equal to $___ per share for each Warrant (the “Exercise Price”) in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.  The the Exercise Price is subject to adjustment in accordance with the terms and conditions of Section 8 of the Warrant Agreement.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”), dated May24, 2002 by and among the Company, and Commonwealth Associates, L.P., as representative of the placement agents.

In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued.  In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term “Expiration Date” shall mean 5:00 P.M.  (New York time) on May 24, 2006.  If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M.  (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.  The Company may, at its election, extend the Expiration Date.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.  Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

INTRAWARE, INC.

Dated: May 24, 2002
By:
Name: Peter H. Jackson
Title: Chief Executive Officer

By:
Name: John Moss
Title: Secretary

SUBSCRIPTION FORM

To Be Executed by the Registered Holder

in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise             Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

______________________________

______________________________

______________________________

[please print or type name and address]

and be delivered to

______________________________

______________________________

______________________________

[please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:	Number of Warrants Exercised
X

Check if Cashless Exercise Election
(Section 4(b) of Warrant Agreement)

Address

Taxpayer Identification Number

Signature Guaranteed

ASSIGNMENT

To Be Executed by the Registered Holder

in Order to Assign Warrants

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

______________________________

______________________________

______________________________

[please print or type name and address]

_________________________  of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________________________ _______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
X

Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (A BANK, STOCKBROKER, SAVINGS AND LOAN ASSOCIATION OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO RULE 17Ad-15 OF THE SECURITIES EXCHANGE ACT OF 1934.